Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2013, with respect to the financial statements and supplemental schedules of The Tenneco 401(k) Retirement Savings Plan (f/k/a The Tenneco Employee Stock Ownership Plan for Salaried Employees) on Form 11-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tenneco Inc. on Form S-8 (File No. 333-33442, effective March 28, 2000 and 333-58056, effective March 30, 2001).

/s/ Grant Thornton LLP

Chicago, Illinois
June 28, 2013